UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Holdco nuvo group d.g ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

94 Yigal Alon St., Tel Aviv, Israel	6789155
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary Shares, no par value per share	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per ordinary share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-274803
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, no par value per share (“Holdco Ordinary Shares”) of Holdco Nuvo Group D.G Ltd., a limited liability company organized under the laws of the State of Israel (“Holdco”), and the former public and private warrants of LAMF Global Ventures Corp. I, a Cayman Islands exempted company, that have been exchanged into Holdco warrants, each warrant exercisable for one Holdco Ordinary Share at an exercise price of $11.50 per Holdco Ordinary Share (“Holdco Public Warrants”).

The description of the Holdco Ordinary Shares and Holdco Public Warrants set forth under the caption “Description of Holdco Securities” in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4 (Registration No. 333-274803), as initially filed with the Securities and Exchange Commission on September 29, 2023 and as amended from time to time (the “Registration Statement”), including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of Holdco are being registered on The Nasdaq Stock Market LLC and the securities being registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOLDCO NUVO GROUP D.G LTD.

By:	/s/ Robert Powell
Name: Robert Powell
Title: Chief Executive Officer

Dated: April 29, 2024

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